JOHN HANCOCK V.A. TECHNOLOGY FUND
(a series of John Hancock Declaration Trust)

101 Huntington Avenue
Boston, Massachusetts


May 1, 2000


John Hancock Advisers, Inc.
101 Huntington Avenue
Boston, Massachusetts  02199

Investment Management Contract


Ladies and Gentlemen:

	John Hancock Declaration Trust (the "Trust") of which John Hancock V.A. Technology Fund (the "Fund") is a series, has been organized as a business trust under the laws of the Commonwealth of Massachusetts to engage in the business of an investment company. The Trust's shares of beneficial interest are currently divided into fifteen series (including the Fund), each series representing the entire undivided interest in a separate portfolio of assets. Series may be established or terminated from time to time by action of the Board of Trustees of the Trust. This Agreement relates solely to the Fund.

	The Board of Trustees of the Trust (the "Trustees") has selected John Hancock Advisers, Inc. (the "Adviser") to provide overall investment advice and management for the Fund, and to provide certain other services, as more fully set forth below, and the Adviser is willing to provide such advice, management and services under the terms and conditions hereinafter set forth.

	Accordingly, the Adviser and the Trust, on behalf of the Fund, agree as follows:

1.	Delivery of Documents.  The Trust has furnished the
Adviser with copies, properly 	certified or otherwise
authenticated, of each of the following:

(a)	Declaration of Trust of the Trust, dated November 15,
1995, (the "Declaration of Trust");
(b)	By-Laws of the Trust as in effect on the date hereof;
(c)	Resolutions of the Trustees selecting the Adviser as
the investment adviser for the Fund and approving the
form of this Agreement; and
(d)	The Trust's Code of Ethics.

The Trust will furnish the Adviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any.

2.	Investment and Management Services.  The Adviser will
use its best efforts to provide to the Fund continuing and suitable investment programs with respect to investments, consistent with the investment objectives, policies and restrictions of the Fund. In the performance of the Adviser's duties hereunder, subject always (x) to the provisions contained in the documents delivered to the Adviser pursuant to Section 1, as each of the same may from time to time be amended or supplemented, and (y) to the limitations set forth in the Fund's then-current Prospectus and Statement of Additional Information included in the registration statement of the Trust as in effect from time to time under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the "1940 Act"), the Adviser will, at its own expense:

(a)	furnish the Fund with advice and recommendations,
consistent with the investment objectives, policies and restrictions of the Fund, with respect to the purchase, holding and disposition of portfolio securities including the purchase and sale of options, alone or in consultation with any sub-adviser or sub-advisers appointed pursuant to this Agreement and subject to the provisions of any sub-investment management contract respecting the responsibilities of such sub-adviser or sub-advisers;
(b)	advise the Fund in connection with policy decisions to
be made by the Trustees or any committee thereof with
respect to the Fund's investments and, as requested,
furnish the Fund with research, economic and
statistical data in connection with the Fund's
investments and investment policies;
(c)	provide administration of the day-to-day investment
operations of the Fund;
(d)	submit such reports relating to the valuation of the
Fund's securities as the Trustees may reasonably
request;
(e)	assist the Fund in any negotiations relating to the
Fund's investments with issuers, investment banking
firms, securities brokers or dealers and other
institutions or investors;
(f)	consistent with provisions of Section 8 of this
Agreement, place orders for the purchase, sale or
exchange of portfolio securities with brokers or
dealers selected by the Adviser, provided that in
connection with the placing of such orders and the
selection of such brokers or dealers the Adviser shall
seek to obtain execution and pricing within the policy guidelines determined by the Trustees and set forth in the Prospectus and Statement of Additional Information
of the Fund as in effect from time to time;
(g)	provide office space and equipment and supplies, the
use of accounting equipment when required, and
necessary executive, clerical and secretarial personnel
for the administration of the affairs of the Fund;
(h)	from time to time or at any time requested by the
Trustees, make reports to the Fund of the Adviser's performance of the foregoing services and furnish advice and recommendations with respect to other
aspects of the business and affairs of the Fund;
(i)	maintain all books and records with respect to the
Fund's securities transactions required by the 1940
Act, including sub-paragraphs (b)(5), (6), (9) and (10)
and paragraph (f) of Rule 31a-1 thereunder (other than
those records being maintained by the Fund's custodian
or transfer agent) and preserve such records for the
periods prescribed therefor by Rule 31a-2 of the 1940
Act (the Adviser agrees that such records are the
property of the Fund and will be surrendered to the
Fund promptly upon request therefor);
(j)	obtain and evaluate such information relating to
economies, industries, businesses, securities markets
and securities as the Adviser may deem necessary or
useful in the discharge of the Adviser's duties
hereunder;
(k)	oversee and use the Adviser's best efforts to assure
the performance of the activities and services of the custodian, transfer agent or other similar agents retained by the Fund; and
(l)	give instructions to the Fund's custodian as to
deliveries of securities to and from such custodian and transfer of payment of cash for the account of the Fund.

3.	Sub-advisers.  The Adviser may engage one or more
investment advisers which are either registered as such or specifically exempt from registration under the 1940 Act to act as sub-advisers to provide, with respect to the Fund, certain services set forth in Section 2 of this Agreement, all as shall be set forth in a written sub-advisory contract to which the Trust and the Adviser shall be parties. The sub-advisory contract shall be subject to approval by the vote of a majority of the Trustees of the Trust who are not interested persons of the Adviser, the sub-adviser or of the Trust, cast in person at a meeting called for the purpose of voting on such approval and by the vote of a majority of the outstanding voting securities of the Fund and otherwise consistent with the terms of the 1940 Act. Any fee, compensation or expense to be paid to any sub-adviser shall be paid by the Adviser, and no obligation to the sub-adviser shall be incurred on the Fund's or Trust's behalf, except as agreed upon by the Trustees of the Trust and otherwise consistent with the terms of the 1940 Act.

4.	Expenses paid by the Adviser.  The Adviser will pay:

(a)	the compensation and expenses of all officers and
employees of the Fund;
(b)	the expenses of office, rent, telephone and other
utilities, office furniture, equipment, supplies and
other expenses of the Fund;
(c)	any other expenses incurred by the Adviser in
connection with the performance of its duties
hereunder; and
(d)	premiums for such insurance as may be agreed upon
between the Adviser and the Trustees.

5.	Expenses of the Fund Not Paid by the Adviser.  The
Adviser will not be required to pay any expenses which this Agreement does not expressly make payable by it. In particular, and without limiting the generality of the foregoing but subject to the provisions of Section 4, the Adviser will not be required to pay under this Agreement:

(a)	the expenses of organizing the Trust and the Fund
(including without limitation legal, accounting and
auditing fees and expenses incurred in connection with
the matters referred to in this clause (a)), of
initially registering the shares of the Trust under the Securities Act of 1933, as amended, and of qualifying the shares for sale under state securities laws for the
initial offering and sale of shares;
(b)	the compensation and expenses of Trustees who are not
interested persons (as used in this Agreement such term
shall have the meaning specified in the 1940 Act) of
the Adviser, and of independent advisers, independent contractors, consultants, managers and other unaffiliated agents employed by the Fund other than
through the Adviser;
(c)	legal (including an allocable portion of the cost of
its employees rendering legal services to the Fund),
accounting and auditing fees and expenses of the Fund;
(d)	the fees and disbursements of custodians and
depositories of the Fund's assets, transfer agents,
disbursing agents, plan agents and registrars;
(e)	taxes and governmental fees assessed against the Fund's
assets and payable by the Fund;
(f)	the cost of preparing and mailing dividends,
distributions, reports, notices and proxy materials to
shareholders of the Fund;
(g)	brokers' commissions and underwriting fees; and
(h)	the expense of periodic calculations of the net asset
value of the shares of the Fund.

6.	Compensation of the Adviser.  For all services to be
rendered, facilities furnished and expenses paid or assumed by the Adviser as herein provided, the Adviser shall be entitled to a fee, paid monthly in arrears, equal to 0.80% of the average daily net assets of the Fund.

The "average daily net assets" of the Fund shall be determined on the basis set forth in the Fund's Prospectus or otherwise consistent with the 1940 Act and the regulations promulgated thereunder. The Adviser will receive a pro-rata portion of such monthly fee for any periods in which the Adviser serves as investment adviser to the Fund for less than a full month. On any day that the net asset value calculation is suspended as specified in the Fund's Prospectus, the net asset value for purposes of calculating the advisory fee shall be calculated as of the date last determined.

In the event that normal operating expenses of the Fund, exclusive of certain expenses prescribed by state law, are in excess of any limitation imposed by the law of a state where the Fund is registered to sell shares of beneficial interest, the fee payable to the Adviser will be reduced to the extent required by law, and the Adviser will make any arrangements that the Adviser is required by law to make.

In addition, the Adviser may agree not to impose all or a portion of its fee (in advance of the time its fee would otherwise accrue) and/or undertake to make any other payments or arrangements necessary to limit the fund's expenses to any level the Adviser may specify. Any fee reduction or undertaking shall constitute a binding modification of this agreement while it is in effect but may be discontinued or modified prospectively by the adviser at any time.

7.	Other Activities of the Adviser and Its Affiliates.
Nothing herein contained shall prevent the Adviser or any affiliate or associate of the Adviser from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity, whether or not having investment policies or portfolios similar to the Fund's; and it is specifically understood that officers, directors and employees of the Adviser and those of its parent company, John Hancock Life Insurance Company, or other affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, to other investment advisory clients of the Adviser or of its affiliates and to said affiliates themselves.

8.	Avoidance of Inconsistent Position.  In connection with
purchases or sales of portfolio securities for the account of the Fund, neither the Adviser nor any of its investment management subsidiaries, nor any of the Adviser's or such investment management subsidiaries' directors, officers or employees will act as principal or agent or receive any commission except as may be permitted by the 1940 Act and rules and regulations promulgated thereunder. If any occasions shall arise in which the Adviser advises persons concerning the shares of the Fund, the Adviser will act solely on its own behalf and not in any way on behalf of the Fund.

Nothing herein contained shall limit or restrict the Adviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts. The Fund acknowledges that the Adviser and its officers, affiliates, and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of hereunder. The Adviser shall have no obligation to acquire with respect to the Fund a position in any investment which the Adviser, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, if, in the sole discretion of the Adviser, it is not feasible or desirable to acquire a position in such investment on behalf of the Fund. Nothing herein contained shall prevent the Adviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security.

9.	No Partnership or Joint Venture.  Neither the Trust,
the Fund, nor the Adviser are partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

10.	Name of the Trust and Fund.  The Trust and the Fund may
use the name "John Hancock" or any name or names derived from or similar to the names "John Hancock Advisers, Inc.," "John Hancock Life Insurance Company," or "John Hancock Financial Services, Inc." only for so long as this Agreement (or similar agreement with John Hancock Life Insurance
Company or any of its affiliates or subsidiaries) remains in effect. At such time as this Agreement or such other agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use such a name or any other name indicating that the Fund is advised by or otherwise connected with the Adviser. The Fund acknowledges that it has adopted the name "John Hancock V.A. Technology Fund" through permission of John Hancock Life Insurance Company, a Massachusetts insurance company, and agrees that John Hancock Life Insurance Company reserves to itself and to John Hancock Financial Services, Inc. and any successor to its business the right to grant the non-exclusive right to use the name "John Hancock" or any similar name or names to any other corporation or entity, including but not limited to any investment company of which John Hancock Financial Services, Inc. or any subsidiary or affiliate thereof shall be the investment adviser.

11.	Limitation of Liability of the Adviser.  The Adviser
shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also employed by the Adviser, who may be or become an employee of and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as the Adviser's employee or agent.

12.	Duration and Termination of this Agreement.  This
Agreement shall remain in force until the second anniversary of the date upon which this Agreement was executed by the parties hereto, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by (a) a majority of the Trustees who are not interested persons of the Adviser or (other than as Board Members) of the Fund, cast in person at a meeting called for the purpose of voting on such approval, and (b) either (i) the Trustees or (ii) a majority of the outstanding voting securities of the Fund. This Agreement may, on 60 days' written notice, be terminated at any time without the payment of any penalty by the vote of a majority of the outstanding voting securities of the Fund, by the Trustees or by the Adviser. Termination of this Agreement shall not be deemed to terminate or otherwise invalidate any provisions of any contract between the Adviser and any other series of the Trust. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 12, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "assignment," "interested person" and "voting security"), shall be applied.

13.	Amendment of this Agreement.  No provision of this
Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement shall be effective until approved by (a) the Trustees, including a majority of the Trustees who are not interested persons of the Adviser or (other than as Board Members) of the Fund, cast in person at a meeting called for the purpose of voting on such approval, and (b) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act.

14.	Governing Law.  This Agreement shall be governed and
construed in accordance with the laws of the Commonwealth of Massachusetts.

15.	Severability.  The provisions of this Agreement are
independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be deemed invalid or unenforceable in whole or in part.

16.	Miscellaneous.  The captions in this Agreement are
included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The name John Hancock V.A. Technology Fund is a series designation of the Trustees under the Trust's Declaration of Trust, dated November 15, 1995, as amended from time to time. The Declaration of Trust has been filed with the Secretary of State of the Commonwealth of Massachusetts. The obligations of the Fund are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Fund, but only the Fund's property shall be bound. The Fund shall not be liable for the obligations of any other series of the Trust and no other series shall be liable for the Fund's obligations hereunder.


Yours very truly,

JOHN HANCOCK DECLARATION TRUST
on behalf of John Hancock V.A.
Technology Fund



By:________________________________
________
			Maureen R. Ford
			President

The foregoing contract is hereby agreed
to as of the date hereof.

JOHN HANCOCK ADVISERS, INC.



By:_____________________________________
	Susan S. Newton
	Vice President

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